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                                                                      EXHIBIT 10


                   LEASE EXTENSION AND MODIFICATION AGREEMENT

        THIS AGREEMENT, entered into as of this 4th day of June, 2004, by and between CHASCO COMPANY LLC, a New York limited liability company, having its principal office and place of business located at Two Jericho Plaza, Jericho, NY 11753 (hereinafter referred to as "Landlord") and AMERICAN CLAIMS EVALUATION, INC., a New York corporation, having an office and place of business located at One Jericho Plaza, Jericho, NY 11753 (hereinafter referred to as "Tenant").

                              W I T N E S S E T H:

        WHEREAS, Landlord and Tenant entered into a certain lease dated August 20, 1993, as amended, (hereinafter referred to as the "Lease") for two thousand seven hundred four (2,704) rentable square feet of office space on the third floor (Wing B) (the "Demised Premises") in the building (the "Building") known as One Jericho Plaza, Jericho, New York.

         WHEREAS, Tenant has requested that Landlord agree to extend the term of the Lease from July 1, 2004 to September 30, 2004 (the "Extension Term"), and Landlord, subject to the terms and conditions hereinafter set forth, is willing to so extend the term of the Lease on the Demised Premises.

         NOW, THEREFORE, for Ten and no/100 ($10.00) Dollars and other good and valuable consideration, receipt whereof by each party is hereby acknowledged, the parties hereto agree as follows:

         1. The term of the Lease, as hereby amended, shall, subject to the terms and conditions set forth herein and upon the same terms, provisions, covenants and conditions as contained in the Lease, be extended to expire on September 30, 2004, unless sooner terminated as provided in the Lease.

         2. The Basic Rent for the Demised Premises for the Extension Term shall be Twenty Two Thousand Five Hundred Thirty Three and 36/100 ($22,533.36) Dollars payable in equal monthly installments of Five Thousand Six Hundred Thirty Three and 34/100 ($5,633.34) Dollars on the first day of each month in advance.

         3. Nothing herein contained shall relieve or release Tenant from its obligation, on demand of Landlord, to promptly pay any installment of Basic Rent or item of additional rent or other charges allocable to any period, or arising or accruing, prior to July 1, 2004 that Landlord did not bill to Tenant or Tenant did not pay to Landlord.

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         4. Except as amended herein, all the terms and conditions of the Lease, as heretofore in effect, shall remain in full force and effect and all the terms and conditions of the Lease, as hereby amended, are hereby ratified and confirmed in all respects.

         5. Tenant hereby warrants and represents to Landlord that it dealt with no broker in connection with this transaction and had no conversation or dealings with any broker in connection with this transaction. Tenant hereby indemnifies Landlord against all loss, costs or damages suffered or incurred by Landlord (including, without limitation, reasonable attorney's fees and expenses) arising out of or in any way connected with a misrepresentation by Tenant hereunder.

         6. Tenant hereby acknowledges and agrees that (i) Landlord has no obligation to do any work in the Demised Premises to make it usable by Tenant and Tenant reconfirms its acceptance of the Demised Premises for the Extension Term in an "as is" condition and (ii) the provisions of the Lease relative to Tenant's obligation to pay for electricity and overtime HVAC services shall continue on the basis set forth in the Lease to the same extent and as if the Extension Term had been included in the original demise of the Demised Premises.

         7. Where the context so requires, the plural shall include the singular and the singular shall include the plural. The terms and definitions used herein shall, unless specifically noted otherwise, have the same meanings and definitions used in the Lease, as hereby amended.

         8. Tenant hereby confirms and certifies to Landlord that as of the date hereof (i) there are no existing claims, setoffs or defenses against Landlord or against the enforcement by Landlord of any of the agreement, terms, covenants, or conditions of the Lease, upon the part of Tenant to be performed or complied with (ii) Tenant is not in default (and no event or condition exists that after the giving of notice and the passage of time or both, would constitute a default) under the Lease, and (iii) Landlord has complied with all of its obligations, as landlord under the Lease and the Lease is in full force and effect and enforceable in accordance with its terms.

         9. This Agreement may not be amended or terminated nor any of its provisions waived except by an agreement in writing signed by the party to be charged.

         10. The submission of this Agreement to Tenant shall not be construed as an offer, nor shall Tenant have any rights with respect thereto, unless and until Landlord shall execute a copy of this Agreement and deliver the same to Tenant.

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         IN WITNESS WHEREOF, the parties hereto have, or have caused to be, executed this Agreement as of the day and year first set forth above.

                                            LANDLORD:
                                            CHASCO COMPANY LLC
                                            By: /s/ Robert W. Chasanoff
                                               ---------------------------
                                            Name: Robert W. Chasanoff
                                            Title: Member

                                          TENANT:
                                          AMERICAN CLAIMS EVALUATION, INC.

                                          By: /s/ Gary Gelman
                                             ----------------------
                                          Name: Gary Gelman
                                          Title: Chairman